UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   May 12, 2004
                                                    ------------




                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                                1-9496                    56-1574675
--------                                ------                    ----------
(State of incorporation)       (Commission File Number)         (IRS Employer
                                                             Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100















                                                       Total number of pages: 4
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Item 5.  Other Events

ACQUISITION OF BRIDGES AT WIND RIVER APARTMENTS

         Effective May 12, 2004, BNP Residential Properties acquired Page Park Holdings, LLC and its primary asset, Bridges at Wind River Apartments (formerly Oakwood Raleigh Apartments).

         We acquired Page Park Holdings, LLC from Chimney Rock Associates, L.P. for a contract price of $25.0 million, including:

o Issuance of 39,270 partnership units in BNP Residential Properties Limited Partnership, which we refer to as the Operating Partnership. The partnership units' imputed value was $13.00 per unit, or approximately $511,000;

o Assumption of $24.3 million debt, including a first deed of trust loan with a $22.6 million balance plus $1.7 million prepayment fees; and

o Assumption of $0.2 million net operating liabilities assumed in excess of operating assets acquired.

         On May 13, 2004, we applied $19.7 million proceeds from a fixed-rate loan from Wachovia Multi-Family Capital, Inc. to retire the existing loan obligation related to the apartment property. A deed of trust and assignment of rents of Bridges at Wind River Apartments secure the new loan. The 10-year note payable provides for interest at a fixed rate of 5.57% payable in monthly installments of principal and interest of approximately $113,000 per month, and may be extended for one additional year at a variable rate.

         In conjunction with the refinancing, we made a $5.0 million draw on our line of credit secured by Latitudes Apartments.

         Bridges at Wind River Apartments is located in Durham, North Carolina, and contains 346 one-, two-, and three-bedroom apartments averaging 1,130 square feet. The 29.4-acre property also includes 60 garages, a swimming pool, exercise facility, business center and tennis court.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. Following this acquisition, BNP now owns and operates 21 apartment communities containing 5,205 apartments and provides third-party management services for 8 multi-family communities containing 2,061 units. In addition to the apartment properties, BNP owns 40 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in the Operating Partnership. All of the Company's operations are conducted through the Operating Partnership.

         We issued a press release on May 13, 2004, to announce these transactions. A copy of this press release is included as Exhibit 99.1 of this report.

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Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99.1 Press Release, dated May 13, 2004, "BNP Residential Properties Announces the Acquisition of Bridges at Wind River"


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BNP Residential Properties, Inc.
                                  (Registrant)



May 17, 2003                       by:   /s/ Pamela B. Bruno
                                      ---------------------------------------
                                   Pamela B. Bruno
                                   Vice President, Controller and
                                   Chief Accounting Officer

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